Exhibit 99.1

TETRA TECHNOLOGIES, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2017 RESULTS

THE WOODLANDS, Texas, February 28, 2018 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) announced consolidated fourth quarter 2017 net loss per share attributable to TETRA stockholders of $0.25, which compares to consolidated earnings of $0.03 per share attributable to TETRA stockholders in the third quarter of 2017 and net loss per share of $0.33 in the fourth quarter of 2016.

TETRA's adjusted per share results attributable to TETRA stockholders for the fourth quarter of 2017, excluding Maritech and special items, were a loss per share of $0.04, which compares to adjusted earnings per share of $0.04 in the third quarter of 2017 and adjusted loss of $0.16 in the fourth quarter of 2016, also excluding Maritech and special items. Fourth quarter 2017 revenue of $228 million increased 5% from the third quarter of 2017 and 31% from the fourth quarter of last year.

(Adjusted earnings/loss per share is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the accompanying schedules.)

Fourth Quarter 2017 Results
	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
	(In Thousands, Except per Share Amounts)
Revenue	$227,644	$216,364	$173,222
Net income (loss)	(34,974)	(1,338)	(38,410)
Net income (loss) attributable to TETRA stockholders	(28,739)	3,145	(31,554)
Adjusted EBITDA excluding Maritech(1)	30,197	45,054	14,946
EPS attributable to TETRA stockholders	(0.25)	0.03	(0.33)
Adjusted diluted EPS attributable to TETRA stockholders(1)	(0.04)	0.04	(0.16)
Consolidated net cash provided (used) by operating activities	27,761	37,395	28,316
TETRA only adjusted free cash flow(1)	$4,338	$17,818	$16,028

    (1) Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Highlights include:

•

Announced on February 14 an agreement to expand our Permian Basin water management operations with the acquisition of SwiftWater Energy Services.  This acquisition is expected to be immediately accretive to cash flow and EBITDA and we expect to close this transaction this week.

•

Announced additions to the executive team with the appointment on February 12, 2018 of Brady Murphy as TETRA’s President and Chief Operating Officer and the appointment on November 20, 2017 of Owen Serjeant as CSI Compressco’s President.  Our new executives will support TETRA and CSI Compressco in their efforts to take advantage of a recovering market

•

Production Testing revenue doubled in the fourth quarter from the third quarter, increasing to $37.8 million on the sale of an early production facility and stronger US onshore shale related activity.  Loss before tax was $10.9 million, inclusive of a $14.6 million non-cash write-off of intangible assets.  Loss before tax was $10.9 million including an impairment charge of $14.3 million for intangible assets.  Excluding unusual charges, adjusted EBITDA improved from $1.1 million in the third quarter to $6.6 million in the fourth quarter, to 17.5% of revenue.

•

Fluids revenue of $79.8 million declined 14.5% from the third quarter, as the fourth quarter included the final part of a significant CS Neptune project that started in the third quarter.  Profit before tax in the fourth quarter was $7.6 million (9.5% of revenue), while adjusted EBITDA was $13.6 million (17.1% of revenue).  Water management revenue in North America was the highest since the third quarter of 2014, reflecting stronger fracking activity.

•

Compression Division revenues increased 16% from the third quarter, reflecting higher new equipment sales and improved utilization of the service compression fleet.  Early in January, CSI Compressco secured a $67 million order, the largest in the CSI Compressco’s history, to fabricate and sell 45 large compressors to a midstream operator in the Permian Basin.

Total 2017 Results
	Twelve months ended
	December 31, 2017	December 31, 2016
	(In Thousands, Except per Share Amounts)
Revenue	$820,378	$694,764
Net income (loss)	(62,183)	(239,393)
Net income (loss) attributable to TETRA stockholders	(39,048)	(161,462)
Adjusted EBITDA excluding Maritech(1)	121,941	104,243
EPS attributable to TETRA stockholders	(0.34)	(1.85)
Adjusted diluted EPS attributable to TETRA stockholders(1)	(0.21)	(0.60)
Consolidated net cash provided (used) by operating activities	64,595	55,659
TETRA only adjusted free cash flow(1)	$14,399	$13,500

(1) Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Stuart M. Brightman, TETRA’s Chief Executive Officer, stated, “Over the past 90 days we have taken a series of actions to ensure we take advantage of a recovering market.  We announced the acquisition of SwiftWater Energy Services to expand our Permian Basin water management operations and to add incremental resources and services offerings.  We have also added two strong executives to the management team.”

“We were pleased with our fourth quarter results, with consolidated adjusted EBITDA of $30.2 million and cash flow provided from operating activities of $27.8 million.  We continue to see a strong rebound in the US North America shale plays that is driving better results for our services compression fleet for gathering systems, gas lift and aftermarket services; from water management and flowback testing reflecting the intensity of fracking operations, and from fluids to support stronger drilling activity.”

“Fluids Division reported revenue of $79.8 million for the fourth quarter of 2017, up 24.7% from the same quarter of 2016.  During the fourth quarter we completed a Gulf of Mexico CS Neptune® project that was started in the third quarter.  We continue to advance work on securing the next CS Neptune completion fluids projects while working with several operators on the timing for projects in from multiple international markets.  Our US onshore water management activity increased to its highest revenue levels since the third quarter of 2014.  The addition of SwiftWater in the Permian Basin will make us one of the largest water management companies in that region and will significantly expand our headcount and water transfer capabilities, in addition to adding incremental service offerings.  We expect to continue to invest growth capital in this area and look for additional acquisition opportunities to capitalize on the demands from our customers.  Fluids Division profit before taxes was $7.6 million (9.5% of revenue), while adjusted EBITDA was $13.6 million (17.1% of revenue).”

“Fourth quarter 2017 Compression Division revenue increased 16% sequentially to $83 million.  Overall utilization of our service fleet improved sequentially by 180 basis points to 82.3%. Utilization of our larger horsepower equipment (greater than 800 HP, which are typically deployed on gathering systems) was 92.3%, up from 90.1% at the end of the third quarter of 2017. New equipment orders were $16 million, resulting in a backlog of $47.5 million at the end of the year.  In early January, we received an order to fabricate and sell 45 large horsepower compressors to a midstream operator in the Permian Basin.  This order, the largest in CSI Compressco’s history, is expected to be delivered in the second half of 2018 and the first half of 2019 and reflects increasing demand from the industry to build gathering systems and gas processing facilities.  Compression Division loss before taxes was $9.7 million, compared to a loss of $7 million in the third quarter of 2017. Adjusted EBITDA was $19.2 million, compared to $20.9 million in the third quarter of 2017.  On January 22, 2018, CSI Compressco LP declared a cash distribution attributable to the fourth quarter of 2017 of $0.1875 per outstanding common unit. The distribution coverage ratio was 0.73X for the fourth quarter of 2017.”

“Fourth quarter 2017 revenue for the Production Testing Division doubled sequentially to $37.8 million, and was 147% above the same quarter of 2016, led by the sale of early production facilities overseas and significantly stronger activity in the US shale plays.  Production Testing loss before taxes was $10.9 million (which includes a $14.6 million intangible asset impairment from our international operations), while adjusted EBITDA was $6.6 million (17.5% of revenue).”

“Our Offshore Services segment reported revenue of $27.5 million, up 130% compared to the prior year quarter, with a loss before taxes of $2.4 million.  Adjusted EBITDA was $0.6 million, reflecting the seasonal fourth quarter ramp down of activity, inclement weather conditions and customer delays of certain projects into 2018.”

Free Cash Flow and Balance Sheet

Consolidated net cash provided by operating activities for the fourth quarter of 2017 was $27.8 million, compared to $37.4 million in the third quarter of 2017.  TETRA only adjusted free cash flow in the fourth quarter was $4.3 million, a decrease of $13.5 million from the third quarter.  Consolidated debt was $629.9 million and TETRA only debt was $117.7 million.  At the end of the fourth quarter, no amounts were outstanding on TETRA’s revolving credit facility and TETRA only cash on hand was $18.5 million.  With a strong balance sheet, TETRA is positioned to invest opportunistically into the recovering market.

Special items and Maritech

Special items, including Maritech, that were incurred in the fourth quarter, as detailed on Schedule E, include the following:

•	A non-cash expense of $14.6 million for the impairment of intangible assets
•	A $6.3 million non-cash expense for a fair value adjustment of the outstanding TETRA warrants
•	A $1.4 million non-cash expense for a fair value adjustment of the CSI Compressco Series A Convertible Preferred units
•	A $1.6 million charge for transaction related expenses and other special charges
•	A Maritech pre-tax loss of $0.5 million

            Additionally, a normalized tax rate of 30% is reflected in Adjusted Net Income, as shown on Schedule E.

Conference Call

TETRA will host a conference call to discuss these results today, February 28, 2018, at 10:30 a.m. ET. The phone number for the call is 888-347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529, conference number 10115719, for one week following the conference call and the archived web call will be available through the Company’s website for thirty days following the conference call.

Investor Contact

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman, 281-367-1983

Fax: 281-364-4346

www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Long-Term Debt

Schedule E: Special Items

Schedule F: Non-GAAP Reconciliation to GAAP Financials

Schedule G: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Company Overview and Forward-Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frack flowback, production well testing, offshore rig cooling, offshore decommissioning and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected benefits from the acquisition of SwiftWater Energy Services and expected results of operational business segments for 2018, including levels of cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(In Thousands, Except per Share Amounts)
Revenues	$227,644	$173,222	$820,378	$694,764

Cost of sales, services, and rentals	168,743	133,598	591,871	495,580
Depreciation, amortization, and accretion	28,861	30,598	116,159	129,595
Impairments of long-lived assets	14,876	7,245	14,876	18,172
Insurance Recoveries	—	—	(2,352)	—
Total cost of revenues	212,480	171,441	720,554	643,347
Gross profit	15,164	1,781	99,824	51,417

General and administrative expense	31,009	26,583	121,905	115,964
Goodwill impairment	—	—	—	106,205
Interest expense, net	14,497	15,327	57,246	58,626
(Gain) loss on sales of assets	(69)	(115)	(674)	(2,357)
Warrants fair value adjustment	6,267	2,106	(5,301)	2,106
CCLP Series A Preferred fair value adjustment	1,365	(1,891)	(2,975)	4,404
Litigation arbitration award expense (income), net	37	—	(10,027)	—
Other (income) expense, net	122	(2,318)	633	3,559
Loss before taxes	(38,064)	(37,911)	(60,983)	(237,090)
Provision (benefit) for income taxes	(3,090)	499	1,200	2,303
Net loss	(34,974)	(38,410)	(62,183)	(239,393)
Net (income) loss attributable to non-controlling interest	6,235	6,856	23,135	77,931
Net loss attributable to TETRA stockholders	$(28,739)	$(31,554)	$(39,048)	$(161,462)

Basic per share information:
Net loss attributable to TETRA stockholders	$(0.25)	$(0.33)	$(0.34)	$(1.85)
Weighted average shares outstanding	114,696	95,992	114,499	87,286

Diluted per share information:
Net loss attributable to TETRA stockholders	$(0.25)	$(0.33)	$(0.34)	$(1.85)
Weighted average shares outstanding	114,696	95,992	114,499	87,286

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(In Thousands)
Revenues by segment:
Fluids Division	$79,848	$64,039	$335,331	$246,595
Production Testing Division	37,766	15,298	94,142	63,618
Compression Division	83,105	82,870	295,587	311,374
Offshore Division
Offshore Services	27,451	11,921	96,741	77,525
Maritech	111	176	538	751
Intersegment eliminations	—	(90)	—	(903)
Offshore Division total	27,562	12,007	97,279	77,373
Eliminations and other	(637)	(992)	(1,961)	(4,196)
Total revenues	$227,644	$173,222	$820,378	$694,764

Gross profit (loss) by segment:
Fluids Division	$14,011	$7,443	$81,839	$36,888
Production Testing Division	(8,124)	(5,263)	(8,498)	(13,317)
Compression Division	10,403	4,646	35,114	37,681
Offshore Division
Offshore Services	(1,108)	(4,811)	(6,612)	(5,574)
Maritech	(279)	(138)	(1,954)	(3,847)
Intersegment eliminations	1	—	1	—
Offshore Division total	(1,386)	(4,949)	(8,565)	(9,421)
Corporate overhead and eliminations	260	(96)	(66)	(414)
Total gross profit	$15,164	$1,781	$99,824	$51,417

Income (loss) before taxes by segment:
Fluids Division	$7,587	$1,499	$68,540	$10,430
Production Testing Division	(10,900)	(7,547)	(17,465)	(35,471)
Compression Division	(9,719)	(11,821)	(37,246)	(136,327)
Offshore Division
Offshore Services	(2,439)	(6,233)	(14,767)	(12,025)
Maritech	(474)	2,823	(2,172)	(1,841)
Intersegment eliminations	—	—	—	—
Offshore Division total	(2,913)	(3,410)	(16,939)	(13,866)
Corporate overhead and eliminations	(22,119)	(16,632)	(57,873)	(61,856)
Total loss before taxes	$(38,064)	$(37,911)	$(60,983)	$(237,090)

Please note that the above results by Segment include special charges and expenses. Please see Schedule E for details of those special items.

Schedule C: Consolidated Balance Sheet (Unaudited)

	December 31, 2017	December 31, 2016
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$26,128	$29,840
Accounts receivable, net	172,977	114,284
Inventories	120,054	106,546
Other current assets	19,195	25,121
PP&E, net	895,305	945,451
Other assets	74,955	94,298
Total assets	$1,308,614	$1,315,540

Current portion of decommissioning liabilities	$477	$1,451
Other current liabilities	172,237	115,434
Long-term debt (1)	629,855	623,730
Long-term portion of decommissioning liabilities	57,925	54,027
CCLP Series A Preferred	61,436	77,062
Warrant liability	13,202	18,503
Other long-term liabilities	19,921	24,867
Equity	352,561	400,466
Total liabilities and equity	$1,308,614	$1,315,540

(1) Please see Schedule D for the separate debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior note, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	December 31, 2017	December 31, 2016
	(In Thousands)
TETRA
Bank revolving line of credit facility	$—	$3,229
TETRA 11% Senior Note	117,679	116,411
TETRA total debt	117,679	119,640
Less current portion	—	—
TETRA total long-term debt	$117,679	$119,640

CSI Compressco LP
CCLP Bank Credit Facility	$223,985	$217,467
CCLP 7.25% Senior Notes	288,191	286,623
CCLP total debt	512,176	504,090
Less current portion	—	—
CCLP total long-term debt	$512,176	$504,090
Consolidated total long-term debt	$629,855	$623,730

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this news release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income (loss) before taxes, excluding the Maritech segment and special charges; consolidated and segment adjusted EBITDA; and TETRA only adjusted free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results, excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties, since these results will show the Company’s historical results of operations on a basis consistent with expected future operations.  Management also believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the segment’s) income (loss) before taxes, excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA (and Adjusted EBITDA as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and special charges or credits, equity compensation, and allocated corporate overhead charges to our CSI Compressco LP subsidiary, pursuant to our Omnibus Agreement, which were reimbursed with CSI Compressco LP common units. Adjusted EBITDA (and Adjusted EBITDA as a percent of revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is defined as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds and cost of equipment sold, and including cash distributions to TETRA from CSI Compressco LP and debt restructuring costs. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group of companies.

TETRA only adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Special Items, including Maritech

	Three Months Ended
	December 31, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(13,657)	$(4,098)	$(5,150)	$(4,409)	$(0.04)
Asset impairments, including inventory adjustments	(14,784)	(4,435)	—	(10,349)	(0.09)
Severance expense	(104)	(31)	—	(73)	0.00
Stock Warrant Fair Value Adjustment	(6,266)	(1,880)	—	(4,386)	(0.04)
Bad debt expense from customer bankruptcies	(100)	(30)	—	(70)	0.00
CCLP Series A Preferred fair value adjustment	(1,365)	(410)	(965)	10	0.00
Offshore Services arbitration ruling	(239)	(72)	—	(167)	0.00
Software implementation	(194)	(58)	(120)	(16)	0.00
Transaction Costs	(881)	(264)	—	(617)	(0.02)
Effect of Deferred Tax Valuation Allowance and other related tax adj.	—	8,188	—	(8,188)	(0.08)
Maritech profit (loss)	(474)	—	—	(474)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported	$(38,064)	$(3,090)	$(6,235)	$(28,739)	$(0.25)

	Three Months Ended
	September 30, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(204)	$(60)	$(4,934)	$4,790	$0.04
Severance expense	(24)	(7)	(5)	(12)	0.00
Stock warrant fair value adjustment	47	14	—	33	0.00
Convertible Series A preferred offering cost and fair value adjustments	1,137	341	827	(31)	0.00
Software Implementation	(583)	(175)	(371)	(37)	0.00
Effect of deferred tax valuation allowance and other related tax adj.	—	684	—	(684)	(0.01)
Maritech profit (loss)	(914)	—	—	(914)	(0.01)
Net Income (loss) attributable to TETRA stockholders, as reported	$(541)	$797	$(4,483)	$3,145	$0.03

	Three Months Ended
	December 31, 2016
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(32,000)	$(9,599)	$(7,012)	$(15,389)	$(0.16)
Asset impairments, including inventory adjustments	(7,245)	(2,174)	(1,373)	(3,698)	(0.04)
Non-Maritech ARO adjustment	(282)	(85)	—	(197)	0.00
Severance expense	(179)	(54)	—	(125)	0.00
Debt refinancing cost, net	346	104	319	(77)	0.00
Convertible Series A Preferred offering cost and fair value adjustments	1,806	542	1,210	54	0.00
Common stock warrants issuance cost and fair value adjustments	(3,061)	(918)	—	(2,143)	(0.02)
Allowance for doubtful accounts	(119)	(36)	—	(83)	0.00
Effect of deferred tax valuation allowance and other related tax adj.	—	12,719	—	(12,719)	(0.14)
Maritech profit (loss)	2,823	—	—	2,823	0.03
Net Income (loss) attributable to TETRA stockholders, as reported	$(37,911)	$499	$(6,856)	$(31,554)	$(0.33)

	Twelve Months Ended
	December 31, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(57,533)	$(17,261)	$(16,237)	$(24,035)	$(0.21)
Asset impairments, including inventory adjustments	(14,784)	(4,435)	—	(10,349)	(0.09)
Severance expense	(1,126)	(338)	(38)	(750)	(0.01)
Stock Warrant Fair Value Adjustment	5,302	1,591	—	3,711	0.03
Bad debt expense from customer bankruptcies	(543)	(163)	—	(380)	0.00
CCLP Series A Preferred fair value adjustment	2,975	893	(5,307)	7,389	0.06
Offshore Services arbitration ruling	(3,370)	(1,011)	—	(2,359)	(0.02)
Legal Award	12,879	3,864	—	9,015	0.08
Software implementation	(974)	(292)	(1,553)	871	0.01
Transaction Costs	(1,637)	(491)	—	(1,146)	(0.01)
Effect of Deferred Tax Valuation Allowance and other related tax adj	—	18,843	—	(18,843)	(0.16)
Maritech profit (loss)	(2,172)	—	—	(2,172)	(0.02)
Net Income (loss) attributable to TETRA stockholders, as reported	$(60,983)	$1,200	$(23,135)	$(39,048)	$(0.34)

	Twelve Months Ended
	December 31, 2016
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(94,831)	$(28,447)	$(14,433)	$(51,951)	$(0.60)
Asset impairments, including inventory adjustments	(18,280)	(5,484)	(5,838)	(6,958)	(0.08)
Non-Maritech ARO adjustment	(282)	(85)	—	(197)	0.00
Severance expense	(1,737)	(521)	(341)	(875)	(0.01)
Goodwill write-off	(106,205)	(31,862)	(52,412)	(21,931)	(0.25)
Debt refinancing cost, net	(1,839)	(552)	159	(1,446)	(0.02)
Convertible Series A Preferred offering cost and fair value adjustments	(7,534)	(2,260)	(4,650)	(624)	(0.01)
Common stock warrants issuance cost and fair value adjustments	(3,061)	(918)	—	(2,143)	(0.02)
Allowance for doubtful accounts	(1,480)	(444)	(416)	(620)	(0.01)
Effect of deferred tax valuation allowance and other related tax adj.	—	72,876	—	(72,876)	(0.83)
Maritech profit (loss)	(1,841)	—	—	(1,841)	(0.02)
Net Income (loss) attributable to TETRA stockholders, as reported	$(237,090)	$2,303	$(77,931)	$(161,462)	$(1.85)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	December 31, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization(2)	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Fluids Division			$7,588	$183	$7,771	$(85)	$5,935	$—	—	$13,621
Production Testing Division			(10,900)	15,112	4,212	(3)	2,410	—	—	6,619
Compression Division			(9,719)	1,559	(8,160)	10,985	17,280	(934)	—	19,171
Offshore Services Segment			(2,438)	256	(2,182)	—	2,746	—	—	564
Eliminations and other			5	—	5	—	(5)	—	—	—
Subtotal			(15,464)	17,110	1,646	10,897	28,366	(934)	—	39,975
Corporate and other			(22,126)	7,147	(14,979)	3,600	182	1,419	—	(9,778)
TETRA excluding Maritech			(37,590)	24,257	(13,333)	14,497	28,548	485	—	30,197
Maritech			(474)	—	(474)	—	313	—		(161)
Total TETRA	$(34,974)	$(3,090)	$(38,064)	$24,257	$(13,807)	$14,497	$28,861	$485	$—	$30,036

	Three Months Ended
	September 30, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Fluids Division			$24,891	$12	$24,903	$(8)	$5,937	$—	$—	$30,832
Production Testing Division			(1,405)	—	(1,405)	(47)	2,518	—	—	1,066
Compression Division			(7,014)	(545)	(7,559)	10,811	17,361	261	—	20,874
Offshore Services Segment			452	4	456	—	2,886	—	—	3,342
Eliminations and other			—	2	2	(1)	(4)	—	—	(3)
Subtotal			16,924	(527)	16,397	10,755	28,698	261	—	56,111
Corporate and other			(16,551)	(46)	(16,597)	3,899	129	1,512	—	(11,032)
TETRA excluding Maritech			373	(573)	(200)	14,654	28,827	1,773	—	45,079
Maritech			(914)	—	(914)	—	373	—	—	(541)
Total TETRA	$(1,338)	$797	$(541)	$(573)	$(1,114)	$14,654	$29,200	$1,773	$—	$44,538

	Three Months Ended
	December 31, 2016
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net(1)	Depreciation & Amortization(2)	Adjusted Equity Comp. Expense	Omnibus Equity(3)	Adjusted EBITDA
	(In Thousands)
Fluids Division			$1,499	$634	$2,133	$12	$6,460	$—	$—	$8,605
Production Testing Division			(7,547)	3,596	(3,951)	(115)	3,579	—	—	(487)
Compression Division			(11,821)	(268)	(12,089)	10,303	17,111	792	1,576	17,693
Offshore Services Segment			(6,233)	1,216	(5,017)	—	2,689	—	—	(2,328)
Eliminations and other			5	—	5	—	(5)	—	—	—
Subtotal			(24,097)	5,178	(18,919)	10,200	29,834	792	1,576	23,483
Corporate and other			(16,637)	3,558	(13,079)	4,609	103	1,406	(1,576)	(8,537)
TETRA excluding Maritech			(40,734)	8,736	(31,998)	14,809	29,937	2,198	—	14,946
Maritech			2,823	—	2,823	—	379	—	—	3,202
Total TETRA	$(38,410)	$499	$(37,911)	$8,736	$(29,175)	$14,809	$30,316	$2,198	$—	$18,148

(1)	Adjusted interest expense, net, for the three month period ended December 31, 2016, excludes $0.5 million of certain interest expense which is included as a special charge.
(2)	Adjusted depreciation & amortization, net, for the three month period ended December 31, 2016 excludes $0.3 million of certain accretion expense which is included as a special charge.
(3)	Reimbursement from CCLP under Omnibus Agreement for 2016 Q4 that was settled with common units.

	Twelve Months Ended
	December 31, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairment & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization(2)	Equity Comp. Expense	Omnibus Equity (3)	Adjusted EBITDA
	(In Thousands)
Fluids Division			$68,540	$(12,557)	$55,983	$(53)	$23,797	—	—	$79,727
Production Testing Division			(17,465)	15,382	(2,083)	(296)	10,612	—	—	8,233
Compression Division			(37,246)	(1,937)	(39,183)	42,082	69,142	1,255	1,745	75,041
Offshore Services Segment			(14,767)	4,124	(10,643)	—	10,678	—	—	35
Eliminations and other			(152)	—	(152)	—	(19)	—	—	(171)
Subtotal			(1,090)	5,012	3,922	41,733	114,210	1,255	1,745	162,865
Corporate and other			(57,721)	(3,841)	(61,562)	15,513	521	3,028	1,576	(40,924)
TETRA excluding Maritech			(58,811)	1,171	(57,640)	57,246	114,731	4,283	3,321	121,941
Maritech			(2,172)	—	(2,172)	—	1,428	—	—	(744)
Total TETRA	$(62,183)	$1,200	$(60,983)	$1,171	$(59,812)	$57,246	$116,159	$4,283	$3,321	$121,197

	Twelve Months Ended
	December 31, 2016
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairment & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net(1)	Depreciation & Amortization(2)	Adjusted Equity Comp. Expense	Omnibus Equity(3)	Adjusted EBITDA
	(In Thousands)
Fluids Division			$10,430	$1,950	$12,380	$(4)	$28,056	$—	$—	$40,432
Production Testing Division			(35,471)	20,826	(14,645)	(594)	16,238	—	—	999
Compression Division			(136,327)	111,656	(24,671)	37,016	72,159	3,028	1,576	89,108
Offshore Services Segment			(12,025)	1,283	(10,742)	—	11,086	—	—	344
Eliminations and other			8	—	8	—	(17)	—	—	(10)
Subtotal			(173,385)	135,715	(37,670)	36,418	127,522	3,028	1,576	130,874
Corporate and other			(61,864)	4,706	(57,158)	20,955	429	10,719	(1,576)	(26,631)
TETRA excluding Maritech			(235,249)	140,421	(94,828)	57,373	127,751	13,747	—	104,243
Maritech			(1,841)	—	(1,841)	12	1,362	—	—	(467)
Total TETRA	$(239,393)	$2,303	$(237,090)	$140,421	$(96,669)	$57,385	$129,313	$13,747	$—	$103,776

(1)	Adjusted interest expense, net, for the twelve month period ended December 31, 2016, excludes $1.2 million of certain interest expense which is included as a special charge.
(2)	Adjusted depreciation & amortization, net, for the twelve month period ended December 31, 2016 excludes $0.3 million of certain accretion expense which is included as a special charge.
(3)	Reimbursement from CCLP under Omnibus Agreement for 2016 Q4 that was settled with common units.

Schedule G: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(In Thousands)
Consolidated
Net cash provided by operating activities	$27,761	$28,316	$64,595	$55,659
ARO settlements	15	271	565	4,040
Capital expenditures, net of sales proceeds	(23,260)	(5,268)	(51,061)	(17,712)
Consolidated adjusted free cash flow	4,516	23,319	14,099	41,987

CSI Compressco LP
Net cash provided by operating activities	14,496	15,922	39,068	61,444
Capital expenditures, net of sales proceeds	(11,413)	(3,057)	(25,126)	(10,659)
CSI Compressco free cash flow	3,083	12,865	13,942	50,785

TETRA Only
Cash from operating activities(1)	13,265	12,394	27,559	(5,785)
ARO settlements	15	271	565	4,040
Capital expenditures, net of sales proceeds(1)	(11,847)	(2,211)	(27,967)	(7,053)
Free cash flow before ARO settlements	1,433	10,454	157	(8,798)
Distributions from CSI Compressco LP	2,905	5,574	14,242	22,298
Adjusted free cash flow	4,338	16,028	14,399	13,500

(1) TETRA only cash from operating activities and capital expenditures, net of sales proceeds, for the twelve months ended December 31, 2017, includes the elimination of an intercompany equipment sale of $2.0 million.

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

The cash and debt positions of TETRA and CSI Compressco LP as of December 31, 2017, are shown below. TETRA and CSI Compressco LP’s credit and debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	December 31, 2017
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$18.5	$7.6	$26.1

Carrying value of long-term debt:
Revolver debt outstanding	—	224.0	224.0
Senior Notes outstanding	117.7	288.2	405.9
Net debt	$99.2	$504.6	$603.8